UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 27, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02.	Results of Operations and Financial Condition.

First Quarter 2022 Catastrophe Losses

FedNat Holding Company (the “Company”) estimates, as of the date of this Current Report on Form 8-K, that catastrophe weather losses incurred during the quarter ended March 31, 2022, will reduce its first quarter net income by approximately $29 million, net of reinsurance recoveries and other offsets including affiliated fees, on both a pre-tax and after-tax basis. Catastrophe weather losses in the quarter were driven primarily by eleven notable events (including one wildfire) that impacted Florida, Texas, Louisiana and South Carolina. Approximately $10 million of these net catastrophe losses are related to books of business that the Company is in the process of running off, as previously announced, including FedNat Insurance Company’s non-Florida book as well as Maison Insurance Company’s book of business.

In addition, the Company recorded approximately $2 million of net adverse reserve development in the quarter related to Hurricane Laura, which hit Louisiana in August 2020.

Item 7.01.	Regulation FD Disclosure

Reference is made to the Current Report on Form 8-K filed by the Company on April 14, 2022, reporting that the Company received notice from The Nasdaq Stock Market of the Company’s non-compliance with Listing Rule 5250(c)(1) because of the late filing of the Company’s Annual Report on Form 10-K for the period ended December 31, 2021 (the “2021 Form 10-K”). The Company filed the 2021 Form 10-K on April 25, 2022 and, by letter dated April 27, 2022, received notice from Nasdaq that the Company has regained compliance with this Listing Rule.
_____________________________

This Current Report on Form 8-K contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. Forward-looking statements generally may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast," "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative thereof or other variations thereon or comparable terminology and, in this report includes our statements regarding estimated catastrophe losses, reinsurance coverage and recoveries, affiliated fees and reserves. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that any such forward-looking statements are not guarantees of future performance, and readers cannot assume that such statements will be realized or that the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, final results regarding catastrophe losses, additional reinsurance purchases, loss ratio performance of business, as well as the risks and uncertainties discussed under “Risk Factors” in the Company's 2021 Form 10-K, and discussed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: April 27, 2022	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)